               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO:      Biofield Corp.

         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated February
13, 2004 relating to the consolidated financial statements of Biofield Corp. and to the reference to our Firm under the caption "Experts" appearing in the
Prospectus.

                            /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                            --------------------------------------------
                                RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

New York, New York
September 8, 2004